BY-LAWS

                                       OF

                         REICH & TANG DISTRIBUTORS, INC.

                                    ARTICLE I

                                     Offices

                  Section 1. The registered office of the Corporation shall be in Wilmington, Delaware.

                  Section 2. The Corporation may have offices also at such other places within and without the State of Delaware as the board of directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

                  Section 1. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the board of directors.

                  Section 2. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the * * * * * * in each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at * * * * * * at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.


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                  Section 3. Written notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten or more than sixty days before the date of the meeting.

                  Section 4. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be open for ten days prior to any meeting of stockholders for the purpose of examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special meetings of stockholders may be called by the board of directors, by the president or by stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

                  Section 6. Written notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date fixed for the meeting. Such notice shall state the purpose or purposes of the proposed meeting.

                  Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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                  Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented at such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

                  Section 9. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 10. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Two inspectors of election may be appointed by the board of directors, or if not so appointed, then by the presiding officer of the meeting. If inspectors

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of election are appointed, all questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors of election.

                  Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the applicable statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote, or less than all but not less than the holders of a majority of the stock entitled to vote, upon the action if such meeting were held shall consent in writing to such corporate action being taken; provided that the written consent shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and provided that prompt notice of the taking of corporate action without a meeting and by less than unanimous written consent must be given to those stockholders who have not consented in writing and who would have been entitled to receive notice of a meeting of stockholders if the action had been taken at a meeting and who are of record on the date of delivery of the consent to the Corporation as provided below. The written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to the secretary or other agent of the Corporation having custody of the minute book of the Corporation. Delivery made to the

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Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE III

                                    Directors

                  Section 1. The number of directors which shall constitute the whole board shall be four. By amendment of this by-law the number may be increased or decreased from time to time by the board of directors or the stockholders within the limits permitted by law, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

                  Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office until the next annual election and until his successor is elected and qualified or until his earlier resignation or removal.

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                  Section 3. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                  Section 4. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

                  Section 5. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the president, and the president or the secretary shall call a special meeting upon request of two directors. If given personally, by telephone or by telegram, the notice shall be given at least the day prior to the meeting. Notice may be given by mail if it is mailed at least three days before the meeting. The notice need not specify the business to be transacted. In the event of an emergency which in the judgment of the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in

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the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or conference telephone.

                  Section 6. At meetings of the board of directors, *********** of the directors at the time in office but in no event less than one-third of the full number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7. The board of directors may designate one or more committees of the board of directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers and authority, of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to approve, adopt or repeal any by-laws of the Corporation or to approve, adopt or recommend to the stockholders any action or matter expressly required by law to be submitted to the stockholders for approval. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless the board of directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at

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any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

                  Section 8. The committees shall keep regular minutes of their proceedings.

                  Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committees, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                  Section 10. The members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                  Section 11. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation

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therefor.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                   ARTICLE IV

                                     Notices

                  Section 1. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

                  Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    Officers

                  Section 1. The officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders and shall be a president, a secretary and a treasurer. The board of directors may choose also such vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices may be held by the same person.

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                  Section 2. The board of directors may appoint such other
officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 3. The officers of the Corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                  Section 4. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of stockholders and of the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute on behalf of the Corporation and may affix the seal or cause the seal to be affixed to all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                  Section 5. The vice presidents shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more executive vice presidents or may otherwise specify the order of

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seniority of the vice presidents and in that event the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

                  Section 6. The secretary shall act under the direction of the president. Subject to the direction of the president he shall attend all meetings of the board of directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, shall have charge of the stock ledger and shall perform such other duties as may be prescribed by the president or the board of directors. He shall keep in safe custody the seal of the Corporation and cause it to be affixed to any instrument requiring it.

                  Section 7. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

                  Section 8. The treasurer shall act under the direction of the president. Subject to the direction of the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the president or the board

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of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

                  Section 9. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.

                                   ARTICLE VI

                              Certificates of Stock

                  Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                  Section 2. Any of or all the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

                  Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the

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person claiming the certificate or certificates to be lost, stolen or destroyed.
When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                  Section 4. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the certificate of incorporation, of the by-laws and of the law regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive

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payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                  Miscellaneous

                  Section 1. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the director shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

                  Section 2. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  Section 3. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                  Section 4. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal

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may be used by causing it or a facsimile thereof to be impressed, affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                 Indemnification

                  Section 1. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

                  Section 2. The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the

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Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

                  Section 3. The board of directors may from time to time adopt further by-laws with respect to indemnification and may amend these and such by-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

                                   ARTICLE IX

                                   Amendments

                  Section 1. The by-laws may be amended by the stockholders at any annual or special meeting of stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

                  Section 2. The board of directors by a majority vote of the whole board at any meeting may amend these by-laws, including by-laws adopted by the stockholders, provided the stockholders may from time to time specify particular provisions of the by-laws which shall not be amended by the board of directors.

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